EXHIBIT 99.1

PROG Holdings Reports First Quarter 2021 Results

•Progressive Leasing GMV of $510 million, up 10.4%
•E-commerce 14.3% of GMV, up from 1.9% in Q1 2020
•Consolidated Revenues of $721 million, up 7.9%
•Diluted EPS of $1.16; Non-GAAP Diluted EPS $1.22, up 197.6%
•Consolidated earnings before taxes of $105.6 million; Adjusted EBITDA of $118.1 million, up 88.7%
•Company provides FY 2021 outlook; Diluted GAAP EPS of $3.56 to $3.81; Diluted Non-GAAP EPS of $3.80 to $4.05

SALT LAKE CITY, UT April 29, 2021- PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, a leading provider of in-store and e-commerce lease-to-own solutions, and Vive Financial, a provider of omnichannel second-look revolving credit solutions, announces financial results for the first quarter ended March 31, 2021.

“Our first quarter results reflect the exceptional execution of our team and our point-of-sale retail partners in a challenging environment as we continue to add and scale partner relationships while increasing our e-commerce penetration,” said Steve Michaels, President and Chief Executive Officer of PROG Holdings. “The Progressive Leasing segment delivered record first quarter results in revenue, gross merchandise volume (GMV), earnings before taxes, and adjusted EBITDA. Our portfolio performance exceeded our expectations as the continued financial strength of our consumer resulted in increased revenues and low write-offs in the period. We anticipate strong results for the remainder of 2021, building on Progressive’s 10.4% GMV growth in the first quarter.”

Financial Highlights

Consolidated revenues for the first quarter of 2021 were $721.0 million, an increase of 7.9% from the same period in 2020. The increase was primarily driven by continued strong customer payment performance across both the Progressive Leasing and Vive Financial business segments, as well as elevated buyout activity in the period. Progressive Leasing's GMV increased 10.4% to $510 million compared with the same period in 2020, with 14.3% of the quarter’s GMV generated from the Company’s e-commerce channel, up from 1.9% in Q1 2020. GMV in the first quarter primarily benefited from the continued scale of national partners, increased penetration in e-commerce, and federal stimulus, and was partially offset by a delayed tax refund season and smaller average refunds.

The provision for lease merchandise write-offs was 2.6% of lease revenues in the first quarter of 2021 compared with 8.5% in the same period of 2020. Low levels of delinquencies and a more favorable outlook of consumer payment performance benefited our provision for write-offs reported in the period. Provisions for write-offs in the first quarter of 2020 reflect the recording of $16.1 million in Progressive Leasing reserves relating to the COVID-19 pandemic. The first quarter of 2021 results benefited by a $2.5 million release of COVID-19-related reserves.

The Company reported net earnings from continuing operations for the first quarter of 2021 of $79.5 million compared with $57.7 million in the prior year period.

Adjusted EBITDA for the first quarter of 2021 was $118.1 million, compared with $62.6 million for the same period in 2020, an increase of $55.5 million, or 88.7%. As a percentage of revenues, adjusted EBITDA was 16.4% in the first quarter of 2021 compared with 9.4% for the same period in 2020. The increases in net earnings from continuing operations and adjusted EBITDA were primarily driven by the Company’s increased revenues and improvements in our provision for write-offs.

Diluted earnings per share from continuing operations for the first quarter of 2021 were
$1.16 compared with $0.85 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were $1.22 in the first quarter of 2021 compared with $0.41 for the same quarter in 2020.

Liquidity and Capital Allocation

PROG Holdings ended the first quarter of 2021 with a cash position of $151.2 million and a balance of $50 million on its $350 million revolving credit facility. The Company repurchased

$28.1 million of its stock in the period at an average price per share of $47.70, leaving $271.9 million available through its $300 million repurchase authorization.

The Company expects to repurchase additional shares under its $300 million program from time to time, subject to its capital plan, market conditions and other factors. The timing and amount of any further repurchases under the program will be determined by management. The Company is not obligated to acquire any specific number of shares, and the program may be suspended or discontinued at any time.
2021 Outlook
The Company is providing the following outlook for its 2021 fiscal year.

	FY 2021 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$2,700,000	$2,775,000
PROG Holdings - Net Earnings	246,000	259,000
PROG Holdings - Adjusted EBITDA[1]	380,000	400,000
PROG Holdings - Diluted EPS	3.56	3.81
PROG Holdings - Diluted Non-GAAP EPS	3.80	4.05

Progressive Leasing - Total Revenues	2,645,000	2,710,000
Progressive Leasing - Earnings before taxes	328,000	345,000
Progressive Leasing - Adjusted EBITDA[1]	378,000	396,000

Vive - Total Revenues	55,000	65,000
Vive - Earnings before taxes	—	2,000
Vive - Adjusted EBITDA[1]	2,000	4,000

1 The FY 2021 Adjusted EBITDA outlook includes the add-back of stock-based compensation expense. See GAAP to Non-GAAP reconciliation below for further details.

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Thursday, April 29, 2021, at 8:30 A.M. ET to discuss its financial results for the first quarter of 2021. To access the live webcast, visit the Company's investor relations website, https://investor.progleasing.com/. To join the conference call via telephone, dial 877-270-2148 and request to join the PROG Holdings, Inc. call. International participants without internet access can join the conference call by dialing 412-902-6510 and requesting to join the PROG Holdings, Inc. call. The webcast will be archived for playback on the investor relations website following the event.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to credit challenged consumers. The Company owns Progressive Leasing, a leading provider of in-store, e-commerce, and app-based point-of-sale lease-to-own solutions, and Vive Financial, an omnichannel provider of second-look revolving credit products. Progressive Leasing has helped millions of consumers acquire furniture, appliances, jewelry, electronics, mattresses, cell phones, and other large-ticket products consumers need by utilizing a technology-based proprietary platform that provides instant decisioning results. Vive Financial offers consumers who may not qualify for traditional prime lending products a variety of second-look, revolving credit products originated through federally insured banks, including private label and Vive-branded credit cards. More information on PROG Holdings' companies can be found on their websites, https://progleasing.com and https://vivecard.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “anticipates”, “continue”, “expects”, “expectation”, “outlook”, and similar terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners and Vive’s merchant partners, (c) Progressive Leasing’s and Vive’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, respectively, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (v) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (vi) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic, and for loan losses, with respect to our Vive segment; (vii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of the Company’s Aaron’s Business segment may not be achieved in a timely manner, or at all; (viii) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; and (ix) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission on February 26, 2021. Statements in this press release that are “forward-looking” include without limitation statements about (i) our ability to add new POS and e-commerce partner relationships and to increase the scale of those relationships; (ii) our ability to increase our penetration in the e-commerce market; (iii) the strength of our businesses during the ongoing economic uncertainty caused by the COVID pandemic; (iv) our expectations for growth in Progressive Leasing’s gross merchandise volume and expanding our business with e-commerce partners; (v) our plans to repurchase shares under our Board-authorized $300 million repurchase program; and (vi) our outlook for our consolidated financial performance for our 2021 fiscal year. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact
John Baugh
VP, Investor Relations
john.baugh@progleasing.com

Media Contact
Mark Delcorps
Director, Corporate Communications
media@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended
	March 31,
	2021	2020
Revenues:
Lease Revenues and Fees	$707,982	$658,534
Interest and Fees on Loans Receivable	13,019	9,908
Total	721,001	668,442

Costs and Expenses:
Depreciation of Lease Merchandise	505,057	463,919
Provision for Lease Merchandise Write-offs	18,640	55,714
Operating Expenses	91,196	98,984
Total	614,893	618,617
Operating Profit	106,108	49,825
Interest Expense	(512)	—
Earnings Before Income Tax Expense from Continuing Operations	105,596	49,825
Income Tax Expense (Benefit)	26,108	(7,857)
Net Earnings from Continuing Operations	79,488	57,682
Loss from Discontinued Operations, Net of Income Tax	—	(337,687)
Net Earnings (Loss)	$79,488	$(280,005)

Basic Earnings (Loss) per Share:
Continuing Operations	$1.17	$0.86
Discontinued Operations	—	(5.05)
Total Basic Earnings (Loss) per Share	$1.17	$(4.19)
Diluted Earnings (Loss) per Share:
Continuing Operations	$1.16	$0.85
Discontinued Operations	—	(4.98)
Total Diluted Earnings (Loss) per Share	$1.16	$(4.13)

Weighted Average Shares Outstanding	67,730	66,822
Weighted Average Shares Outstanding Assuming Dilution	68,260	67,864

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited) March 31, 2021	December 31, 2020
ASSETS:
Cash and Cash Equivalents	$151,151	$36,645
Accounts Receivable (net of allowances of $47,757 in 2021 and $56,364 in 2020)	53,996	61,254
Lease Merchandise (net of accumulated depreciation and allowances of $376,517 in 2021 and $409,307 in 2020)	574,581	610,263
Loans Receivable (net of allowances and unamortized fees of $56,499 in 2021 and $52,274 in 2020)	91,368	79,148
Property, Plant and Equipment, Net	26,144	26,705
Operating Lease Right-of-Use Assets	19,691	20,613
Goodwill	288,801	288,801
Other Intangibles, Net	149,000	154,421
Prepaid Expenses and Other Assets	44,066	39,554
Total Assets	$1,398,798	$1,317,404
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$105,146	$78,249
Deferred Income Tax Liability	132,467	126,938
Customer Deposits and Advance Payments	45,806	46,565
Operating Lease Liabilities	28,423	29,516
Debt	50,000	50,000
Total Liabilities	361,842	331,268
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at March 31, 2021 and December 2020; Shares Issued: 90,752,123 at March 31, 2021 and December 31, 2020	45,376	45,376
Additional Paid-in Capital	314,026	318,263
Retained Earnings	1,315,866	1,236,378

Less: Treasury Shares at Cost
Common Stock: 23,402,427 Shares at March 31, 2021 and 23,029,434 at December 31, 2020	(638,312)	(613,881)
Total Shareholders’ Equity	1,036,956	986,136
Total Liabilities & Shareholders’ Equity	$1,398,798	$1,317,404

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
(In Thousands)	2021	2020
OPERATING ACTIVITIES:
Net Earnings (Loss)	$79,488	$(280,005)
Adjustments to Reconcile Net Earnings (Loss) to Net Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	505,057	597,407
Other Depreciation and Amortization	7,114	25,267
Provisions for Accounts Receivable and Loan Losses	42,964	97,804
Stock-Based Compensation	4,163	5,619
Deferred Income Taxes	5,529	(90,268)
Impairment of Goodwill and Other Assets	—	466,030
Non-Cash Lease Expense	229	26,895
Other Changes, Net	(179)	839
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(490,710)	(556,807)
Book Value of Lease Merchandise Sold or Disposed	21,335	114,762
Accounts Receivable	(29,238)	(68,420)
Prepaid Expenses and Other Assets	(4,422)	9,347
Income Tax Receivable	—	(44,137)
Operating Lease Right-of-Use Assets and Liabilities	(400)	(25,579)
Accounts Payable and Accrued Expenses	26,897	(43,584)
Customer Deposits and Advance Payments	(759)	(7,410)
Cash Provided by Operating Activities	167,068	227,760
INVESTING ACTIVITIES:
Investments in Loans Receivable	(48,720)	(21,997)
Proceeds from Loans Receivable	30,821	14,956
Outflows on Purchases of Property, Plant and Equipment	(1,844)	(23,587)
Proceeds from Disposition of Property, Plant, and Equipment	12	906
Outflows on Acquisitions of Businesses and Customer Agreements. Net of Cash Acquired	—	(855)
Cash Used in Investing Activities	(19,731)	(30,577)
FINANCING ACTIVITIES:
Borrowings on Revolving Facility, Net	—	300,000
Proceeds from Debt	—	5,625
Repayments on Debt	—	(392)
Acquisition of Treasury Stock	(28,102)	—
Dividends Paid	—	(2,668)
Issuance of Stock Under Stock Option Plans	282	528
Shares Withheld for Tax Payments	(5,011)	(5,877)
Debt Issuance Costs	—	(1,020)
Cash (Used in) Provided by Financing Activities	(32,831)	296,196
EFFECT OF EXCHANGE RATE CHANGES	—	(117)
Increase in Cash and Cash Equivalents	114,506	493,262
Cash and Cash Equivalents at Beginning of Period	36,645	57,755
Cash and Cash Equivalents at End of Period	$151,151	$551,017

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	Unaudited
	Three Months Ended
	March 31, 2021
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$707,982	$—	$707,982
Interest and Fees on Loans Receivable	—	13,019	13,019
Total Revenues	$707,982	$13,019	$721,001

	Unaudited
	Three Months Ended
	March 31, 2020
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$658,534	$—	$658,534
Interest and Fees on Loans Receivable	—	9,908	9,908
Total Revenues	$658,534	$9,908	$668,442

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three months ended March 31, 2021, exclude intangible amortization expense. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three months ended March 31, 2020 exclude intangible amortization expense and income tax benefits from our revaluation of net operating loss carrybacks resulting from the CARES Act. The amounts for these after-tax non-GAAP adjustments, which are tax effected using our statutory tax rate, can be found in the reconciliation of net earnings from continuing operations and earnings from continuing operations per share assuming dilution to non-GAAP net earnings from continuing operations and earnings from continuing operations per share assuming dilution table in this press release.
The EBITDA and adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three months ended March 31, 2021 and 2020 also excludes stock-based compensation expense. The amounts for these pre-tax non-GAAP adjustments can be found in the quarterly segment EBITDA tables in this press release. Adjusted EBITDA for the Company's full year 2021 outlook is calculated as projected earnings before interest expense, interest income, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the Company's full year 2021 outlook also excludes stock-based compensation expense.
In addition to the adjusted EBITDA reconciliations for the three months ended March 31, 2021 and March 31, 2020 set forth in this discussion about use of non-GAAP financial information, we have included the earnings (loss) from continuing operations before tax and adjusted EBITDA for the Company and each segment for the three months ended June 30, 2020, September 30, 2020 and December 31, 2020, along with the related GAAP to Non-GAAP reconciliations. The earnings (loss) from continuing operations before tax and adjusted EBITDA results for each quarter in 2020 exclude the discontinued operations resulting from our spin-off of the Aaron’s Business segment effective November 30, 2020. We believe investors may find that information helpful in evaluating our earnings from continuing operations and adjusted EBITDA performance in future periods.
Adjusted EBITDA for three months ended June 30, 2020, September 30, 2020, and December 31, 2020 also excludes: (i) stock-based compensation expense, (ii) insurance reimbursements for certain legal costs associated with our FTC regulatory charge; (iii) stock-based compensation modification expense and other executive retirement charges resulting from our separation and distribution of Aaron's Business; (iv) income tax benefits from our revaluation of net operating loss carrybacks resulting from the CARES Act; (v) income tax expense for the recognition of a revaluation allowance on foreign tax credits resulting from our separation and distribution of Aaron's Business; and (vi) certain corporate restructuring charges.

Management believes that non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
EBITDA, adjusted EBITDA, non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings from continuing operations and diluted earnings from continuing operations per share and the GAAP revenues and earnings from continuing operations before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, EBITDA, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations
(In thousands, except per share amounts)

	Unaudited
	Three Months Ended
	March 31,
	2021	2020
Net Earnings from Continuing Operations	$79,488	$57,682
Add: Intangible Amortization Expense	5,421	5,566
Less: Tax impact of adjustments (1)	(1,409)	(1,447)
Less: NOL Carryback Revaluation	—	(34,190)
Non-GAAP Net Earnings from Continuing Operations	$83,500	$27,611

Earnings from Continuing Operations Per Share Assuming Dilution	$1.16	$0.85
Add: Intangible Amortization Expense	0.08	0.08
Less: Tax impact of adjustments (1)	(0.02)	(0.02)
Less: NOL Carryback Revaluation	—	(0.50)
Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$1.22	$0.41

Weighted Average Shares Outstanding Assuming Dilution	68,260	67,864

(1)Adjustments are tax-effected using an assumed statutory tax rate of 26.0%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	Unaudited
	Three Months Ended
	March 31, 2021
	Progressive Leasing	Vive	Consolidated Total
Net Earnings from Continuing Operations			$79,488
Income Taxes(1)			26,108
Earnings from Continuing Operations Before Income Taxes	$104,172	$1,424	105,596
Interest Expense	435	77	512
Depreciation	2,212	187	2,399
Amortization	5,421	—	5,421
EBITDA	112,240	1,688	113,928
Stock-Based Compensation	4,063	100	4,163
Adjusted EBITDA	$116,303	$1,788	$118,091

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Unaudited
	Three Months Ended
	March 31, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$57,682
Income Taxes(1)				(7,857)
Earnings (Loss) from Continuing Operations Before Income Taxes	$62,707	$(7,152)	$(5,730)	49,825
Depreciation	2,121	217	—	2,338
Amortization	5,421	145	—	5,566
EBITDA	70,249	(6,790)	(5,730)	57,729
Stock-Based Compensation(2)	2,736	84	2,042	4,862
Adjusted EBITDA	$72,985	$(6,706)	$(3,688)	$62,591

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2) 2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management's 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	Three Months Ended
	June 30, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$58,997
Income Taxes(1)				767
Earnings (Loss) Before Income Taxes	$63,113	$1,626	$(4,975)	59,764
Depreciation	2,179	210	—	2,389
Amortization	5,421	145	—	5,566
EBITDA	70,713	1,981	(4,975)	67,719
Stock-Based Compensation(2)	3,270	96	2,187	5,553
Restructuring Expenses, Net	—	—	238	238
Adjusted EBITDA	$73,983	$2,077	$(2,550)	$73,510

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2) 2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management's 2021 definition of Adjusted EBITDA.

	Three Months Ended
	September 30, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$74,643
Income Taxes(1)				21,005
Earnings (Loss) Before Income Taxes	$106,682	$(2,347)	$(8,687)	95,648
Depreciation	2,208	196	—	2,404
Amortization	5,420	145	—	5,565
EBITDA	114,310	(2,006)	(8,687)	103,617
Insurance Recoveries related to legal and regulatory expenses	(835)	—	—	(835)
Stock-Based Compensation(2)	2,931	141	2,345	5,417
Separation Costs	1,765	—	678	2,443
Adjusted EBITDA	$118,171	$(1,865)	$(5,664)	$110,642

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2) 2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management's 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	Three Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$42,305
Income Taxes(1)				24,034
Earnings (Loss) Before Income Taxes	$88,134	$(3,307)	$(18,488)	66,339
Interest Expense	187	—	—	187
Depreciation	2,356	192	—	2,548
Amortization	5,421	23	—	5,444
EBITDA	96,098	(3,092)	(18,488)	74,518
Stock-based compensation(2)	3,518	46	1,007	4,571
Separation Costs	572	—	14,938	15,510
Adjusted EBITDA	$100,188	$(3,046)	$(2,543)	$94,599

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2) 2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management's 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,	Mar 31,
	2020				2020	2021
Progressive Leasing	462,025	404,018	448,843	536,422	1,851,308	510,046
Vive	25,376	21,536	37,883	45,956	130,751	55,898
Total	487,401	425,554	486,726	582,378	1,982,059	565,944

Reconciliation of Full Year 2021 Outlook for Adjusted EBITDA
(In thousands)

	Full Year 2021 Ranges
	Progressive Leasing	Vive	Consolidated Total
Estimated Net Earnings			$246,000 - $259,000
Taxes(1)			82,000 - 88,000
Projected Earnings Before Taxes	328,000 - 345,000	0 - 2,000	328,000 -347,000
Interest Expense	1,000	700	1,700
Depreciation	10,800	800	11,600
Amortization	21,700	—	21,700
Projected EBITDA	361,500 - 378,500	1,500 - 3,500	363,000 - 382,000
Stock-based compensation	16,500 - 17,500	500	17,000 - 18,000
Projected Adjusted EBITDA	378,000 - 396,000	2,000 - 4,000	380,000 - 400,000

(1)     Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

Reconciliation of Full Year 2021 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2021 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.56	$3.81
Add Projected Intangible Amortization Expense	0.24	0.24
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.80	$4.05